[Letterhead of Godfrey & Kahn, S.C.]

Exhibit 5.1

June 24, 2004

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation (the “Corporation”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) providing for the registration under the Securities Act of 1933, as amended (the “Act”), of up to $3,000,000,000 aggregate initial offering price of:

(a)	senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”) and junior subordinated debt securities (the “Junior Subordinated Debt Securities,” and collectively with the Senior Debt Securities and Subordinated Debt Securities, and the “Debt Securities”) of the Corporation;

(b)	shares of common stock, par value $1.00 per share, of the Corporation (the “Common Stock”);

(c)	shares of preferred stock, par value $1.00 per share, of the Corporation (the “Preferred Stock”), which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”);

(d)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation (the “Warrants”);

(e)	contracts to purchase or sell (i) Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation, (ii) securities of an entity unaffiliated with the Corporation, a basket of such securities, an index or indices of such securities or any combination of the securities listed in clauses (i) and (ii) of this paragraph; (iii) currencies or (iv) commodities (the “Purchase Contracts”);

(f)	units (“Units”), which are comprised of one or more of the Securities, as defined below;

(g)	trust preferred securities of M&I Capital Trust B, M&I Capital Trust C, M&I Capital Trust D and M&I Capital Trust E (the “Trust Preferred Securities”) representing an undivided preferred beneficial interest in the assets of M&I Capital Trust B, M&I Capital Trust C, M&I Capital Trust D and M&I Capital Trust E, respectively, each of which is a Delaware statutory trust (each, a “Trust” and, collectively, the “Trusts”);

(h)	guarantees by the Corporation, on a junior subordinated basis, of the payment of distributions and the redemption or liquidation price of the Trust Preferred Securities (the “Trust Preferred Securities Guarantees”);

(i)	senior debt securities of M&I Capital B LLC, M&I Capital C LLC, M&I Capital D LLC and M&I Capital E LLC (the “LLC Debt Securities”), each of which is a Delaware limited liability company (each, an “LLC” and, collectively, the “LLCs”); and

(j)	guarantees by the Corporation, on a junior subordinated basis, of the payment of principal and interest on the LLC Debt Securities (the “LLC Debt Securities Guarantees”).

We refer to the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units, Trust Preferred Securities, Trust Preferred Securities Guarantees, LLC Debt Securities and LLC Debt Securities Guarantees collectively as the “Securities.”

We have examined: (a) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement, (b) the Corporation’s restated articles of incorporation and by-laws, each as amended to date, (c) certain resolutions of the Corporation’s Board of Directors (the “Board Resolutions”), and (d) such other proceedings, documents and records and such questions of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Corporation. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.

Upon the basis of such examination, we advise you that, in our opinion:

(1)	Debt Securities. When (i) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture filed as an exhibit to the Registration Statement and (ii) the applicable Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable indenture filed as an exhibit to the Registration

Statement, against delivery of the applicable consideration, the Debt Securities so issued will constitute valid and legally binding obligations of the Corporation, subject to any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditor’s rights generally and to general principles of equity and entitled to the benefits of the applicable indenture.

(2)	Common Stock. When the terms of the sale of the Common Stock have been duly established in conformity with the Board Resolutions, and the Common Stock is issued, sold and delivered in accordance therewith, against delivery of the applicable consideration, the Common Stock will be validly issued, fully paid and nonassessable, subject to Section 180.0622(2)(b) of the Wisconsin statutes, or any successor provision (including judicial interpretations thereof).

(3)	Preferred Stock. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation’s restated articles of incorporation, as amended, and the Board Resolutions, and the Preferred Stock is issued, sold and delivered in accordance therewith, against delivery of the applicable consideration and (ii) an articles of amendment to the Corporation’s restated articles of incorporation, as amended, has been duly filed with the Department of Financial Institutions of the State of Wisconsin, the Preferred Stock will be validly issued, fully paid and nonassessable, subject to Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision (including judicial interpretations thereof).

(4)	Depositary Shares. When (i) in accordance with the Board Resolutions, the Corporation enters into a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) with a bank or trust company selected by the Corporation to act as depositary thereunder (the “Depositary”), (ii) the Deposit Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (iv) the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of affecting creditors’ rights generally and to general principles of equity.

(5)	Warrants. When (i) in accordance with the Board Resolutions, the Corporation enters into a warrant agreement that conforms in all material respects to the description thereof in the Registration Statement and is governed by the laws of the State of New York (the “Warrant Agreement”), (ii) the Warrant Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Warrants, including the underlying Securities relating thereto, and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against the delivery of the applicable consideration, the Warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.

(6)	Purchase Contracts. When (i) in accordance with the Board Resolutions, the Corporation enters into the Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement and are governed by the laws of the State of New York, (ii) the Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale have been duly established, and (iv) the Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Purchase Contracts will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.

(7)	Units. When (i) in accordance with the Board Resolutions, the Corporation establishes the Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents conform in all material respects to the description thereof in the Registration Statement and are governed by the laws of the State of New York (the “Unit Documents”), (ii) the Units and Unit Documents have been duly executed, authorized and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (iv) the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and, to the extent the Units consist of Common Stock or Preferred Stock, further subject to subject to Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision (or judicial interpretations thereof).

(8)	Trust Preferred Securities Guarantee. When (i) the guarantee agreement relating to the Trust Preferred Securities Guarantee of the Trust Securities of a Trust has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (ii) the amended and restated trust agreement relating to the issuance of Trust Preferred Securities by such Trust (the “Amended and Restated Trust Agreement”) has been duly authorized, executed and delivered by each of the parties thereto, substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the corresponding Junior Subordinated Debt Securities or LLC Debt Securities and of their issuance and sale have been duly established in conformity with the junior subordinated indenture or form of indenture for LLC Debt Securities filed as an exhibit to the Registration Statement, and the Junior Subordinated Debt Securities or LLC Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold to such Trust as contemplated in the Registration Statement, (iv) the terms of the Trust Preferred Securities and of their issuance and sale by such Trust have been duly established in conformity with the Trust’s Amended and Restated Trust Agreement, and (v) the Trust Preferred Securities have been duly authorized, executed, authenticated and issued and sold in accordance with the Amended and Restated Trust Agreement, against payment of the applicable consideration, the Trust Preferred Securities Guarantee relating to the Trust Preferred Securities of such Trust will constitute valid and legally binding obligations of the Corporation, subject to any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditor’s rights generally and to general principles of equity.

(9)	LLC Debt Securities and LLC Debt Securities Guarantee. When (i) the indenture relating to the LLC Debt Securities has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (ii) the terms of the corresponding LLC Debt Securities and of their issuance and sale have been duly established in conformity with the indenture filed as an exhibit to the Registration Statement, (iii) the LLC Debt Securities have been duly authorized by the issuer thereof, and (iv) the LLC Debt Securities and LLC Debt Securities Guarantee have been duly executed and authenticated in accordance with the indenture and issued and sold to a Trust as contemplated in the Registration Statement, against payment of the applicable consideration, the LLC Debt Securities will constitute valid and legally binding obligations of the applicable LLC and the related LLC Debt Securities Guarantees will constitute valid and legally binding obligations of the Corporation, subject in each case to any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditor’s rights generally and to general principles of equity and the LLC Debt Securities will be entitled to the benefits of the applicable indenture.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Securities, (a) the Registration Statement (including any amendments thereto) shall have become effective under the Act, and (b) such Securities shall have been duly issued and sold as contemplated in the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale of the Securities, and the acts, proceedings and documents referred to above. We have also assumed that the issuance and sale of the Securities will not violate any law or result in a default or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation.

The foregoing opinion is limited to the laws of the States of Wisconsin and New York, and we express no opinions with respect to any matters under or involving any laws other than the laws of the States of Wisconsin and New York. With respect to matters of New York law, we have relied upon the opinion dated June 24, 2004, of Mayer, Brown, Rowe & Maw, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Mayer, Brown, Rowe & Maw.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

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